SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

EVERGREENBANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TO OUR STOCKHOLDERS:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of EvergreenBancorp, Inc. (the “Company”) that will be held at 1:00 p.m. on April 18, 2002, at the Company’s office, located at 301 Eastlake Avenue East, Seattle, Washington.

     Following is a formal notice of the meeting and a proxy statement that fully describes the business to be conducted.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign, and return your Proxy in the return envelope provided.

Sincerely,

March 25, 2002	Gerald O. Hatler President and Chief Executive Officer

EVERGREENBANCORP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 18, 2002

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that, pursuant to call of its directors, the 2002 Annual Meeting of Stockholders of EvergreenBancorp, Inc. (the “Company”) will be held at its offices located at 301 Eastlake Avenue East, Seattle, Washington on Thursday, April 18, 2002, at 1:00 p.m. local time. The purpose of the meeting is to vote upon:

1.	Election of directors. The Board has nominated for re-election current directors Gerald O. Hatler, Stan W. McNaughton and Gladys M. Perry for a one-year term expiring in 2003; Marceline Duncan, Carole J. Grisham and J. Thomas Handy for a two-year term expiring in 2004; and Richard W. Baldwin, C. Don Filer and Robert W. Howisey for a three-year term expiring in 2005; and

2.	Any other business that may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 19, 2002 will be entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
March 25, 2002

Gerald O. Hatler President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

The prompt return of proxies will save the Company the expense of further requests for proxies in order to insure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROPOSAL 1 — ELECTION OF DIRECTORS
Election of Directors — Board Nominees
Report of Executive Compensation Committee
Report of Audit Committee
Stock Performance Graph

PROXY STATEMENT

of

EVERGREENBANCORP, INC.
301 Eastlake Avenue East
Seattle, Washington 98109-5407
(206) 628-4250

     Meeting Information. This Proxy Statement and the accompanying Proxy are being sent to stockholders on or about March 25, 2002, for use in connection with the Annual Meeting of Stockholders of the Company to be held on Thursday, April 18, 2002. In this Proxy Statement, the term “we” and “us” refers to EvergreenBancorp, Inc. or EvergreenBank where applicable.

     Purpose of the Meeting. The purpose of the meeting is to elect nine persons to serve as directors of the Company, and such other business as may properly come before the meeting.

     Solicitation of Proxies. The Board of Directors is soliciting Stockholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview. It is not expected that compensation will be paid for the solicitation of proxies.

     Information Concerning Voting of Shares. If you were a Stockholder on March 19, 2002, you are entitled to vote at the Annual Meeting. There were approximately 934,817 shares of common stock outstanding on the Record Date. You are entitled to cast one vote for each share registered in your name upon any matter voted upon. Nominees for election of directors who receive the highest number of votes will be elected. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect upon the outcome of the election.

     Quorum. At least a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum. In connection with the election of directors, broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Voting of Proxies. Shares represented by properly executed proxies that are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the Proxy will vote the shares represented by the Proxy FOR the nine nominees listed in this Proxy Statement, unless other directions are received prior to the Annual Meeting. Any proxy given by a Stockholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivering to us a subsequently dated proxy, or (3) notifying us at the Annual Meeting before the Stockholder vote is taken. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

     Voting of Proxies by Beneficial Holder. If your shares are held by a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the Stockholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 19, 2002, the record date.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

     Our Restated Articles of Incorporation provide that the number of directors on the Board will be within a range of five to twenty-four and that the exact number of directors will be set forth in the Bylaws. Our Bylaws currently set the number of directors at nine, provide for staggered terms and state that directors are elected for terms of three years or until their successors are elected and qualified; except, at the first annual meeting of stockholders, three directors shall be elected for a term of one year, three directors shall be elected for a term of two years, and three directors shall be elected for a term of three years. Directors of the Company also served as directors of its wholly owned subsidiary, EvergreenBank.

     The Board has nominated for re-election current directors, Gerald O. Hatler, Stan W. McNaughton and Gladys M. Perry for a one-year term expiring in 2003; Marceline Duncan, Carole J. Grisham and J. Thomas Handy for a two-year term expiring in 2004; and Richard W. Baldwin, C. Don Filer and Robert W. Howisey for a three-year term expiring in 2005. If any of the nominees should refuse or become unable to serve, your Proxy will be voted for the person the Board designates to replace that nominee.

     Other nominations, if any, may be made only in accordance with the prior notice provisions contained in our Bylaws. These notice provisions require that a Stockholder provide us with written notice at least 30 days before the Annual Meeting.

INFORMATION WITH RESPECT TO NOMINEES

     The following tables set forth certain information with respect to the director-nominees, including the number of shares beneficially held by each. Beneficial ownership is a technical term broadly defined under applicable securities laws to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are currently exercisable or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

Election of Directors — Board Nominees

Shares and
Percentage of
Common Stock
	Principal Occupation	Beneficially
Name, Age, and	of Director During	Owned as of
Tenure as Director	Last Five Years	January 31, 2002 [1] [2]

Term Expiring in 2003:

Gerald O. Hatler, 53 Since 1999	President and Chief Executive Officer, EvergreenBancorp Inc. and EvergreenBank; Director, PEMCO Corporation and PEMCO Technology Services Inc.; former Vice President and Market Area Manager, Wells Fargo Bank	4,094

1 Share amounts reflect the 3-for-2 stock split effective July 1, 2001.

2 Includes shares granted under 2000 Stock Option Plan that are exercisable within 60 days as follows: 2,600 for Hatler; and 250 each for McNaughton, Perry, Duncan, Grisham, Handy, Baldwin, Filer and Howisey.

		Shares and
		Percentage of
		Common Stock
	Principal Occupation	Beneficially
Name, Age, and	of Director During	Owned as of
Tenure as Director	Last Five Years	January 31, 2002 [1] [2]

Stan W. McNaughton, 51 Since 1998	Chairman, President and Chief Executive Officer, PEMCO Mutual Insurance Company, PEMCO Insurance Company and PEMCO Technology Services, Inc.; President, Chief Executive Officer and Director, PEMCO Corporation, PEMCO Life Insurance Company and Public Employees Insurance Agency Inc.; Secretary, Treasurer and Director, PEMCO Foundation Inc.; Chairman, EvergreenBancorp Inc. and EvergreenBank.	54,262[3] (5.80%)

Gladys M. Perry, 84 Since 1973	Retired Teacher, Seattle School District	3,250

Term Expiring in 2004:

Marceline Duncan, 79 Since 1982	Retired Vice President, EvergreenBank	4,750

Carole J. Grisham, 52 Since 2000	Associate Director, Pacific Science Center; Director, National Multiple Sclerosis Society, Greater Washington Chapter; Past Trustee, Girl Scouts of America, Seattle Council	325

J. Thomas Handy, 70 Since 1985	Real Estate Associate Broker, Coldwell Banker; Retired Manager, PACCAR Leasing Corporation; Director, Washington State Association of Realtors; Treasurer, Freeland Chamber of Commerce; Secretary, EvergreenBancorp Inc. and EvergreenBank	8,084

3 Includes 33,000 shares of common stock owned by PEMCO Mutual Insurance Company and 15,000 shares of common stock owned by its wholly owned subsidiary, PEMCO Insurance Company, of which companies Mr. McNaughton serves as an officer and chairman. Mr. McNaughton disclaims beneficial ownership of these shares.

Shares and
Percentage of
Common Stock
	Principal Occupation	Beneficially
Name, Age, and	of Director During	Owned as of
Tenure as Director	Last Five Years	January 31, 2002 [1] [2]

Term Expiring in 2005:

Richard W. Baldwin, 57 Since 2001	President and Chief Executive Officer of Baldwin Resource Group (BRG)	362

C. Don Filer, 77 Since 1976	Chief Executive Officer, C. Don Filer Insurance Agency Inc.; Vice President, Elliott Bay Marina Inc.; President, Premium Credit Corporation; President, Aero-Marine Corporation; Owner, Executive Associates; Manager, Horses Unlimited LLC; Manager, Desert Hills Equine Center LLC	13,012[4] (1.39%)

Robert W. Howisey, 82 Since 1971	Retired Vice President, PEMCO Mutual Insurance Company and PEMCO Insurance Company; Retired President, PEMCO Corporation and PEMCO Life Insurance Company; Retired Vice President and Director, Public Employees Insurance Agency Inc.; President, Teachers Credit Company; Retired Chairman, EvergreenBank	36,736 (3.93%)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR THE NOMINEES TO BE ELECTED AS DIRECTORS.

4 Includes 10,662 shares of stock registered in the name of C. Don Filer Agency, Inc., of which Mr. Filer is the sole Stockholder.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met 13 times during the fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established an Audit Committee and an Executive Committee to serve both the Company and the Bank. The Executive Committee also reviews matters relating to compensation of officers and employees. Each director attended at least 75 percent of the meetings of the Board and of the committees on which he or she served. The following table shows the membership of the various committees during the fiscal year.

Committee Membership

Name	Audit	Executive

Marceline Duncan	[X]*	[X]
C. Don Filer	[X]	[X]
Carole J. Grisham	[X]
J. Thomas Handy		[X]
Gerald O. Hatler		[X]
Robert W. Howisey		[X]
Stan W. McNaughton		[X]*

*	Chairperson

     Audit Committee. The Audit Committee is composed of three independent directors (as defined by the Nasdaq listing standards) and operates under a formal written charter adopted by the Board of Directors. The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to our records and business practices, and reviews the adequacy and implementation of the internal auditing, accounting, and financial controls. Management is responsible for internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The committee’s responsibility is to monitor and oversee this process. The Committee held 6 meetings during the year.

     Executive Committee. The Executive Committee is comprised of the Chief Executive Officer and five independent directors. Its primary function is supervisory control, and in that role, it reviews strategic plans and policy, has oversight of ongoing operations, and monitors performance. In this capacity, the Executive Committee, which also serves as the Bank’s Loan Committee, meets regularly twice a month.

     As Compensation and Nominating Committee, the Executive Committee reviews salary and incentive compensation for the Chief Executive Officer and certain other executive officers, and reviews and recommends to the full Board stock option grants for executive officers. The Compensation and Nominating Committee also reviews and recommends to the full Board the compensation to be paid to directors, as well as nominations to the Board. During 2001, the Compensation and Nominating committee met four times.

Compensation of Directors

     At present, the Company does not pay a separate fee to its Board of Directors; however, in the year 2001, as directors of the Bank each director received an annual fee of $6,000 for their services. The fees paid to directors are recommended by the Executive Committee and approved by the Board on an annual basis. Additional fees are not paid for participation in committees of the Board.

Directors’ Deferred Compensation Plan

     The Board of the Bank previously adopted a Directors’ Deferred Compensation Plan (“Directors’ DCP”) that is open to all non-employee directors on a completely voluntary basis.

     Under the Directors’ DCP, directors may elect to defer payment of some or all of their directors’ fees. Contributions are transferred to a recordkeeping account. The Bank will make distributions in accordance with individual elections. Directors are fully vested in their benefits under the Directors’ DCP at all times. Benefit payments from the Directors’ DCP are taxed as ordinary income in the year they are received by participants. The Bank will generally receive a deduction for the deferred directors’ fees at that time. ERISA’s and the Internal Revenue Code’s onerous tax-qualified plan rules generally do not apply to this plan.

Directors’ Options

     Options may be granted to our directors under the 2000 Stock Option Plan. The plan authorizes the Board (or a committee of the Board) to grant nonqualified stock options to directors. The plan provides that the exercise price of options granted will be determined by the plan administrator. All options granted to directors may not be less than the greater of book value or market value at the time of grant. The grants may be subject to a vesting schedule, as determined by the Committee or the Board of Directors. All options granted under the plan expire not more than 10 years from the date of grant.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid to the Company’s Chief Executive Officer and other officers of the Company and the Bank whose total compensation during the last fiscal year exceeded $100,000. The Bank pays all the compensation to these executive officers:

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
		Annual Compensation			Awards

				Other
				Annual		All Other
Name and		Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	$(1)	$(2)	$(3)	#(4)	$(5)

Gerald O. Hatler,	2001	$196,732	$7,170	$0	7,500	$20,500
President and CEO	2000	179,477	11,342	0	7,500	20,400
of Company and Bank	1999	141,596	11,488	0	0	14,933

Mark W. Nelson,	2001	$108,000	$3,914	$0	3,000	$12,708
Executive Vice President and CCO
of Bank

Dan W. Curtis,	2001	$99,067	$6,252	$0	1,500	$12,577
Sr. Vice-President
of Bank

(1)	Includes $12,199 paid pursuant to the Bank’s Executive Deferred Compensation Plan on behalf of Mr. Hatler for 2001.

(2)	Represents bonuses earned during the year indicated but paid in a subsequent year; does not include bonuses earned in a subsequent year and paid in the year indicated.

(3)	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs of providing such benefits to any individual executive officer during the year ended December 31, 2001 did not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the individual.

(4)	Reflects the 3-for-2 stock split effective July 1, 2001.

(5)	Represents contributions to 401(k) Plan paid by the Company during 2001.

Stock Options

     Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at
					Assumed Annual Rates
					of Stock Price
					Appreciation
Individual Grants					for Option Term(1)

		% of Total
	Options	Options	Exercise
	Granted	Granted to	Price	Expiration	5%	10%
Name	#(2)	Employees	$	Date	$	$

Gerald O. Hatler	7,500	28%	$14.6667	01/19/2011	$69,179	$175,312

Mark W. Nelson	3,000	12%	$14.8667	05/29/2011	$28,049	$71,081

Dan W. Curtis	1,500	6%	$14.8667	05/29/2011	$14,024	$35,541

(1)	The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10 year option term. These numbers are calculated based on the requirements of applicable rules and do not reflect the Company’s estimate of future stock price performance.

(2)	The stock option plan is administered by the Board or a committee thereof, that determines to whom options are granted, as well as the number of shares and the exercise price. Incentive stock options are granted at the fair market value, vest over a period of time, and are exercisable for 10 years. Options may be exercised for a period of three months following termination of employment and for one year following death or permanent and total disability. The options granted and the exercise price above reflect the result of the 3-for-2 stock split effective July 1, 2001.

     Option Exercises. The following table sets forth certain information concerning the exercise of stock options under the 2000 Stock Option Plan by the named executive officers during the year and stock options held at December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR END OPTION VALUES

	Shares
	Acquired
	on	Value	Number of Unexercised Options		Value of Unexercised In-the-Money
	Exercise	Realized	at Year End		Options at Year End
Name	#(1)	$(2)	#(1)		$(3)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Gerald O. Hatler	500	$1,192	1,100	13,400	$2,732	$31,401

Mark W. Nelson	0	0	600	5,400	$1,490	$12,660

Dan W. Curtis	0	0	600	3,900	$1,490	$9,310

(1)	The number of shares acquired on exercise and the number of unexercised options at year end have been adjusted to reflect the 3-for-2 stock split effective July 1, 2001.

(2)	The value realized as shown represents the difference between the fair market value of the stock on the date of exercise and the exercise price of the option.

(3)	On December 31, 2001, the closing price of Bank stock was $16.90. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Executive Deferred Compensation Plan

     Executives of the Company may participate in an Executive Deferred Compensation Plan adopted by the Bank in 1998 (“Executive DCP”). Participants may elect to defer payment of up to 20 percent of their salary and bonus. In addition, we will contribute the amount, if any, that the executives cannot receive under the 401(k) Plan because of the deferral limitations under IRS regulations. Employer contributions will be subject to the same vesting schedule as under the 401(k) Plan. Contributions are transferred to an employer recordkeeping account. Distributions will be made in accordance with individual elections. Participants are fully vested in their portion of contributions under the Executive DCP at all times.

     Benefits under the Executive DCP will be taxed to participants as they receive them after termination of employment. The Bank will receive a deduction for its contributions generally at that time. ERISA’s and Internal Revenue Code’s onerous tax-qualified plan rules generally do not apply to this plan.

Incentive Compensation Plans

     We have adopted incentive compensation plans to provide bonuses for eligible employees. Under the compensation plans, participants receive additional compensation based on the levels of profitability and employees’ individual goals.

401(k) Plan

     We participate in a multi-employer defined contribution retirement plan (“401(k) Plan”) that qualifies for special tax treatment under Section 401(k) of the Internal Revenue Code and covers all employees. The 401(k) Plan allows for tax-deferred employee contributions up to IRS maximum limits. For eligible employees, the Bank will match 200 percent of the first 6 percent of the employee contribution. Employee elective contributions are 100 percent vested at all times. Matching and discretionary contributions vest 30 percent after three years and are 100 percent vested within five years of employment, after which the employee is fully vested in all contributions.

     As a result of the tax qualification of the 401(k) Plan, employees are not subject to federal or state income taxation on the employee elective contributions, contributions or earnings thereon until those amounts are distributed from the 401(k) Plan, although we continue to receive a compensation expense deduction for compensation paid.

Stock Option Plans

     In April of 2000, the stockholders of the Bank adopted the 2000 Stock Option Plan, that was subsequently adopted by the Company as a result of the holding company formation (the “2000 Plan”). The 2000 Plan provides for the grant of options to purchase up to 99,000 (adjusted for the July 2001 stock split) shares of common stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in capitalization. The Board, or a committee appointed by the Board, administers the Plan, and is referred to as the “Plan Administrator.” Under the 2000 Plan, certain employees and directors are eligible to receive incentive or nonqualified stock options. The exercise price in the case of an incentive stock option must be no less than the fair market value, and in the case of a nonqualified option, an amount determined by the Plan Administrator. The grants may be subject to a vesting schedule, as determined by the Plan Administrator. The Plan Administrator recommends to the Board of Directors the grant of options to employees and directors, and the Board approves the option grants. Approximately 41,475 shares of common stock remain available for future grant under the 2000 Plan.

Executive Compensation Interlocks and Insider Participation

     Gerald O. Hatler, the President and Chief Executive Officer of the Company and the Bank, serves as a member of the Executive Committee, which also acts as the Compensation Committee. Mr. Hatler does not vote on any matter affecting compensation paid or awarded to him. Mr. Hatler also serves as a director of PEMCO Corporation and PEMCO Technology Services Inc. Stan W. McNaughton, who is the Chairman of the Company and the Bank and is Chairman of the Executive Committee, is also the Chairman, President and Chief Executive Officer of PEMCO Mutual Insurance Company, PEMCO Insurance Company and PEMCO Technology Services Inc., director and President of PEMCO Corporation, PEMCO Life Insurance Company, and Public Employees Insurance Agency Inc., and director and Secretary/Treasurer of PEMCO Foundation, Inc.

Report of Executive Compensation Committee

     The following is a report of the members of the Executive Compensation Committee of the Board of Directors (the “Committee”) who are responsible for establishing and administering the Bank’s Executive Compensation Program. The following report includes specific matters relating to compensation during the year 2001.

     Compensation Philosophy and Objectives. The philosophy underlying the development and administration of the Company’s annual and long-term compensation plans is the alignment of the interests of executive management with those of the stockholders. Key elements of this philosophy are:

•	Establish compensation plans which deliver pay commensurate with the Company’s performance, as measured by operating, financial, and strategic objectives,

•	Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners rather than just as employees, and

•	Reward executives if stockholders receive an above-average return on their investment over the long-term.

     Components of executive compensation include base salaries, annual incentive bonuses, and stock options. The objective for computing executive base salaries is to structure salaries that are competitive within the marketplace. An incentive bonus is the vehicle by which Company executives can earn additional compensation depending on individual and Company performance relative to certain annual objectives. The Company’s objectives are a combination of operating, financial and strategic goals that are considered to be critical to the Company’s fundamental goal of building Stockholder value. The current long-term incentive programs consist of an incentive bonus plan and the 2000 Stock Option Plan.

     Annual Incentive Bonuses. The Committee determines the Chief Executive Officer’s annual cash bonus based on performance objectives, such as those described above. Executive bonuses for 2001 were determined by the Committee based on achievement of individual performance goals. Based on the achievement of these goals, the Chief Executive Officer received a bonus of $7,170 for fiscal year 2001.

     Options. Our long-term incentive program includes the 2000 Stock Option Plan. The Committee believes that stock options are an essential element of executive compensation because they focus management’s attention on Stockholder interests. The Committee uses stock options to encourage executive officers and other key employees to increase Stockholder value. Options granted in 2001 have a term of 10 years. Options are granted based on the fair market value of the common stock on the date of the grant and vest at a rate of 20 percent per annum over 5 years. Executives receive value from these grants if strategic goals are achieved and our common stock appreciates. Stock options granted to key officers in 2001 were based upon individual performance and the executive’s potential.

Executive Compensation Committee Members Stan W. McNaughton (Chair) J. Thomas Handy Robert W. Howisey Marceline Duncan C. Don Filer Gerald O. Hatler (President and Chief Executive Officer)

Report of Audit Committee

     The Audit Committee has met and held discussions with management and the Company’s independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

     Based on the Committee’s review of the audited financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission (“SEC”).

Audit Committee Members Marceline Duncan (Chair) C. Don Filer Carole J. Grisham

Stock Performance Graph

     The following line graph compares the total cumulative Stockholder return on the Company’s Common Stock (formerly EvergreenBank common stock before the reorganization effective June 20, 2001), based on quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor’s S&P Composite 500 Index and the Nasdaq Banking Index.

	Period Ending

Index	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

EvergreenBancorp, Inc.	100.00	160.12	162.49	163.12	175.96	206.23
S&P 500	100.00	133.37	171.44	207.52	188.62	166.22
NASDAQ Bank Index*	100.00	167.41	166.33	159.89	182.38	197.44

*	Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 1996, and that all dividends were reinvested.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides certain information as of January 31, 2002, with respect to shares owned by (i) persons or entities known to the Company to beneficially own more than five percent of the Company’s common stock, (ii) executive officers who are not directors or nominees for director of the Company, and are not otherwise named in the compensation table, and (iii) executive officers and directors as a group. Unless otherwise noted, the holder has sole voting and investment power with respect to shares listed as owned.

Beneficial Owner

Shares and Percentage
Name and Address of	of Common Stock
5% Stockholder	Beneficially Owned[1]

Clara McNaughton	61,989
16109 Evanston Avenue N.
Shoreline, Washington	(6.64%)

PEMCO Mutual Insurance Company 325 Eastlake Avenue East	48,000 [2]
Seattle, Washington	(5.14%)

Executive Officers and Management

Relationship with the Company and Business
Name and Age	Experience During the Last Five Years

William G. Filer II, 50	Senior Vice President and Chief Financial Officer, EvergreenBank and EvergreenBancorp, Inc.

Valerie K. Blake, 52	Senior Vice President, EvergreenBank

Executive officers and directors as a group (13 individuals)	129,865 (13.90%)

     C. Don Filer, who serves as a director of the Company, is the uncle of William G. Filer II, the Senior Vice President and Chief Financial Officer of the Company.

TRANSACTIONS WITH MANAGEMENT

     Various of our directors and officers, members of their immediate families, and firms in which they had an interest were customers of and had transactions with the Company or the Bank during 2001 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectibility nor present other unfavorable features.

     In addition, we sold U.S. government securities under agreements to repurchase to Executive Associates and Director C. Don Filer during 2001. The aggregate peak amount of these funds was $709,000. Mr. C. Don Filer is also a director or officer of Executive Associates.

1 Share amounts reflect the 3-for-2 stock split effective July 1, 2001.

2 Includes 15,000 shares of stock owned by its wholly owned subsidiary, PEMCO Insurance Company.

     During 2001, we contracted with PEMCO Corporation, PEMCO Mutual Insurance Company, and PEMCO Technology Services, Inc. for data processing services and lease of furniture, fixtures, and equipment. Those companies were compensated at rates customary for such services as follows: $327,000 and $34,000, respectively.

     The Bank’s Seattle office premises, located at 301 Eastlake Avenue E., Seattle and its Lynnwood branch office premises, located at 2502 196th Street SW, Lynnwood are leased from PEMCO Mutual Insurance Company, of which Mr. McNaughton is the Chairman, President and Chief Executive Officer. The current lease payments are $34,000 and $3,200, respectively per month. The leases are renewable on an annual basis, as negotiated between the parties, with the current leases expiring March 31, 2002. We consider the rent and the terms and conditions of the land lease agreements with PEMCO Mutual Insurance Company to be fair and substantially the same or better than the terms and conditions of leases prevailing for comparable arms-length transactions.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (“Section 16(a)”) requires that our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of Company stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

     Based solely upon our review of the copies of the filings which we received with respect to the fiscal year ended December 31, 2001, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis, except that a Form 3 was inadvertently not filed by director Gladys M. Perry. A Form 5 was subsequently filed to report her beneficial ownership.

AUDITORS

     John L. O’Brien & Company, PLLC, independent certified public accountants, performed the audit of our consolidated financial statements for the year ended December 31, 2001. A representative of John L. O’Brien & Company, PLLC will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will also be available to respond to appropriate questions. At an upcoming meeting, the Board of Directors will appoint auditors to perform the audit for the fiscal year 2002.

Fees Paid to Independent Auditors

     During the fiscal year ended December 31, 2001, fees billed to the Company by John L. O’Brien & Company, PLLC, our independent auditors, consisted of the following:

     Audit Fees. Audit fees billed to us by John L. O’Brien & Company, PLLC during our 2001 fiscal year for audit of our annual financial statements and review of those financial statements included in our quarterly reports on Form 10-Q totaled $30,780.

     Financial Information Systems Design and Implementation Fees. We did not engage John L. O’Brien & Company, PLLC to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All other Fees. Fees billed to us by John L. O’Brien & Company, PLLC during our 2001 fiscal year for all other non-audit services rendered to us including tax related services totaled $4,710.

     For the fiscal year 2001, the Board considered and deemed the services provided by John L. O’Brien & Company, PLLC were compatible with maintaining the principal accountant’s independence.

OTHER BUSINESS

     The Board knows of no other matters to be brought before the stockholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company before December 3, 2002, for inclusion in the 2003 Proxy Statement and form of proxy. A Stockholder who intends to present a proposal at the Company’s Annual Meeting in 2003, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company notice of such intention by at least February 16, 2003 or the persons named as proxies in the form of proxy will have discretionary authority at the 2003 Annual Meeting with respect to any such proposal without discussion of the matter in the Company’s proxy statement.

AVAILABLE INFORMATION

     The Company currently files periodic reports and other information with the Securities and Exchange Commission (“SEC”). Such information and reports may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Reports and information filed by the Company electronically will be available on an Internet site that the SEC maintains at http://www.sec.gov.

ANNUAL REPORT TO STOCKHOLDERS

     Any Stockholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2001, including financial statements. Written requests for the Form 10-K should be addressed to William G. Filer II, Senior Vice President and Chief Financial Officer, EvergreenBancorp, Inc., 301 Eastlake Avenue East, Seattle, Washington 98109-5407.

March 25, 2002	BY ORDER OF THE BOARD OF DIRECTORS

Gerald O. Hatler President and Chief Executive Officer

PROXY
EVERGREENBANCORP, INC.
PLEASE SIGN AND RETURN IMMEDIATELY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dan W. Curtis, Gerald O. Hatler and Stan W. McNaughton, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of EvergreenBancorp, Inc. held of record by the undersigned on March 19, 2002, at the annual meeting of stockholders to be held April 18, 2002, or any adjournment of such Meeting.

1.    ELECTION OF DIRECTORS

A. I vote FOR all nominees listed below (except as marked to the contrary below) ☐	B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below ☐

Gerald O. Hatler • Stan W. McNaughton • Gladys M. Perry • Marceline Duncan •

Carole J. Grisham • J. Thomas Handy • Richard W. Baldwin • C. Don Filer • Robert W. Howisey

2. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

(Over, please.)

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSITIONS LISTED UNLESS AUTHORITY IS WITHHELD, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

    Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

The Board of Directors recommends a vote “FOR” the nominees to be elected as directors.

, 2002

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.